SCHEDULE A

Amended and Restated Global Custody and Fund Accounting Agreement

Between

JPMorgan Trust I on behalf the JPMorgan SmartRetirement Funds,

JPMorgan Funds Management, Inc. and JPMorgan Chase Bank, N.A.

List of Funds Covered by the Agreement

JPMorgan Trust I

JPMorgan SmartRetirement Income Fund

JPMorgan SmartRetirement 2010 Fund

JPMorgan SmartRetirement 2015 Fund

JPMorgan SmartRetirement 2020 Fund

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund

JPMorgan SmartRetirement 2045 Fund

JPMorgan SmartRetirement 2050 Fund

JPMorgan SmartRetirement 2055 Fund (effective upon the effectiveness of the Fund’s registration statement)

JPMORGAN TRUST I ON BEHALF OF THE FUNDS LISTED ABOVE

By:	/s/ Joy C. Dowd
Name:	Joy C. Dowd
Title:	Treasurer

JPMORGAN FUNDS MANAGEMENT, INC.

By:	/s/ Patricia A. Maleski
Name:	Patricia A. Maleski
Title:	Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Tim Hornbrook
Name:	Tim Hornbrook
Title:	Executive Director